SULLIVAN & WORCESTER LLP
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                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
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   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151



                                                     December 20, 2000
BY EDGAR

Public Filing Desk
Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C.  20549


     Preliminary Information Statement for The Calvert World Values Fund, Inc.,
      - - International Equity Fund, SEC File Nos. 811-06563 and 33-45829

Ladies and Gentlemen:

The above Registrant filed today electronically on EDGAR a Preliminary Information Statement on Schedule 14C for The Calvert World Values Fund, Inc., --International Equity Fund (the "Fund") pursuant to Rule 14(c) of the Securities Exchange Act of 1934. The Information Statement is substantially the same as an Information Statement filed in October 1997 for The Calvert Fund, new Vision Small Cap Fund (File Nos.: 811-3416; 2-76510). Certain missing information will be filed with the definitive Information Statement.

Please telephone me at (202) 775-1201 with any comments you may have.

                                            Very truly yours,


                                            David M. Leahy

cc:      William M. Tartikoff, Esq.

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Information Statement

                         Calvert World Values Fund, Inc.

                 (Name of Registrant as Specified in Its Charter)
                        Calvert International Equity Fund

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total Fee Paid:

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify previous filing by registration statement number, or the Form or Schedule and the date its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

4

                         CALVERT WORLD VALUES FUND, INC.

                        Calvert International Equity Fund

                       4550 Montgomery Avenue, Suite 1000N

                            Bethesda, Maryland 20814

                              INFORMATION STATEMENT

            REGARDING A CHANGE OF CONTROL OF THE FUND'S INVESTMENT SUB-ADVISOR

  We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

This Information Statement is being supplied to all shareholders of the Calvert International Equity Fund (the "Fund"), a series portfolio of Calvert World Values Fund, Inc.. Since inception, the Fund has been allowed to act under an exemptive order granted by the United States Securities and Exchange Commission whereby the Fund and Calvert Asset Management Company, Inc., (the "Advisor" or "CAMCO"), the Fund's investment adviser, may enter into and materially amend the Investment Subadvisory Agreement without shareholder approval.

The rationale for this grant of authority is that the Advisor's constant supervision of the subadvisor permits the proportion of shareholders' assets subject to particular subadvisor styles to be reallocated (or a new subadvisor introduced or, as is the case here, where control of a subadvisor has changed) in response to changing market conditions or subadvisor performance, in an attempt to improve the Fund's overall performance. In essence, the exemptive order permits the Advisor to select the subadvisor best suited to achieve the Fund's investment objective. The only reason you are receiving this Information Statement is because control of the parent company of the Fund's subadvisor has changed. The Fund's subadvisor, portfolio manager and fees have not changed. Moreover, neither the Fund's investment objective or policies have changed.

Obtaining shareholder approval of a change of control of a subadvisor and investment subadvisory agreement imposes costs on the Fund without advancing shareholder interests. Shareholders' interests are adequately protected by their voting rights with respect to the investment advisory agreement and the responsibilities assumed by the Advisor and the Fund's Board of Directors. Further, it has become increasingly difficult to obtain shareholder quorums for shareholder meetings.

Accordingly, pursuant to the exemptive order, as discussed above, as well as in the Prospectus and Statement of Additional Information for the Fund, both dated January 31, 2000, and following the change of control of the parent of the Fund's subadvisor, the Fund is providing information about such change of control.

This Information Statement is expected to be mailed to shareholders of record on or about December 31, 2000.

Shareholders of the Fund of record at the close of business on December 20, 2000 ("record date") are entitled to receive this Information Statement.

As of November 30, 2000 the following shareholders owned of record 5% or more of the Class A and Class B, and Class I shares of the Fund:

Name and Address                                             % of Ownership

Calvert Distributors, Inc.                                   __%
4550 Montgomery Ave., Ste. 1000N
Bethesda, MD 20814

[To Be Supplied]                                             ___%

As of November 30, 2000, the following shareholders owned of record 5% or more of the Class C shares of the Fund:

Name and Address                                             % of Ownership

Calvert Distributors, Inc.                                   __%
4550 Montgomery, Ave., Ste. 1000N
Bethesda, MD 20814-3343

[To Be Supplied]                                             __%

As of November 30, 2000, the following shareholders owned of recored 5% or more of the Class I shares of the Fund: [To be Supplied]

Background. CAMCO serves as investment advisor to the Fund and to several other registered investment companies in the Calvert Group of Funds. Calvert Distributors, Inc. ("CDI") serves as the principal underwriter to the Fund. Calvert Administrative Services Company ("CASC") has been retained by the Fund to provide certain administrative services necessary to the conduct of its affairs. CAMCO, CDI and CASC are located at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814, and are indirectly wholly-owned subsidiaries of Ameritas - Acacia Mutual Life Insurance Company.

CAMCO has traditionally contracted out investment subadvisory services for the Fund. From the Fund's inception through the present, the Fund's subadvisor has been Murray Johnstone International, Ltd. ("MJI").MJI's principal business office is 875 North Michigan Avenue, Suite 3415, Chicago, Illinois 60611.

The agreement with MJI as it relates to the Fund is dated as of [________ __, 199_]. Under that agreement, MJI receives a fee from the Advisor based on a percentage of the Fund's average daily net assets. During the Fund's most recent fiscal year, [$_________] in fees have been paid to MJI.

Until October 5, 2000, MJI's parent company was United Asset Management, Inc., ("UAM"), a Boston-based investment advisory firm holding company. On that date, UAM became a wholly-owned subsidiary of Old Mutual PLC ("Old Mutual"), a South African based insurance and financial services company. On December _, 2000, Old Mutual sold MJI to Aberdeen Asset Management PLC ("Aberdeen"). Aberdeen is a financial services company located at [________,] Glasgow, Scotland. As a result of a foregoing developments, at a meeting of the Board of Trustees held on [November 30,] 2000, acting pursuant to the exemptive order discussed above, the Board determined to deliver this information statement to the Fund's shareholders. MJI REMAINS THE FUND'S INVESTMENT SUB-ADVISOR AND THE FUND'S PORTFOLIO MANAGER HAS NOT CHANGED. After careful consideration by the Advisor of MJI's new controlling entity, Aberdeen, the Advisor recommended, and the Board determined to continue MJI as the subadvisor for the Fund. In order to make its decision, the Board received and subsequently evaluated various information about Aberdeen. The Advisor and the Board met with representatives of MJI who described how the purchase of MJI by Aberdeen would strengthen MJI and be beneficial to MJI and its clients, such as the Fund.

Investment Subadvisor. MJI continues as investment subadvisor to the Fund. As of November 30, 2000, MJI had [$__ billion] in assets under management.

MJI currently provides investment advisory services to certain other mutual funds with investment objectives similar to that of the Fund:

Mutual Fund                           Assets Under Management             Annual Management Fees
-----------                           -----------------------             ----------------------
Calvert Variable Series               [TBS]                               [TBS]
International Equity Portfolio

With respect to these other mutual funds, MJI has not waived, reduced, or otherwise agreed to reduce its compensation under the applicable investment management contracts.

The Fund will continue to be managed by the current portfolio manager, Andrew Preston. Mr. Preston joined MJI in 1985 and has held positions as investment analyst in the United Kingdom and United States Departements of MJI and as a Fund Manager in MJI's Japanese Department. He was appointed a Director of MJI in 1993. Prior to joining MJI, he was a member of the Australian Foreign Service and attended University in Australia in Japan.

The Fund continues to seek to provide a high total return consistent with reasonable risk by investing primarily in a globally diversified portfolio of stocks that meet the Fund's investment and social criteria. The Fund's investment objective and policies have not changed as a result of the transactions described above.

The Fund invests primarily in the common stocks of mid-to large-cap companies using a value approach. The Fund identifies those countries with markets and economies that it believes currently provide the most favorable climate for investing. MJI selects countries based on a "20 questions" model which uses macro-and micro-economic inputs to rank the attractiveness of markets in various countries. Within each country, MJI uses valuation techniques that have been shown to best determine value within that market. In some countries, the valuation process may favor the comparison of price-to-cash-flow while in other countries, price-to-sales or price-to-book may be more useful in determining which stocks are undervalued.

The Fund invests primarily in more developed economies and markets. Not more than 5% of Fund assets are invested in the U.S. (excluding high social impact and special equities investments).

The Fund invests with the philosophy that long-term rewards to investors will come from those organizations whose products, services, and methods enhance the human condition and the traditional American values of individual initiative, equality of opportunity and cooperative effort. Investments are selected on the basis of their ability to contribute to the dual objectives of financial soundness and social criteria.

MJI's Principal Executive Officers are as follows:


Name and Title                     Name of Company and                     Prinicipal Occupation
with MJI                           Principal Business Address

[TBS]                              Murray Johnstone International, Ltd.    Chairman and Chief Investment
                                   875 Michigan Avenue                     Officer
                                   Suite 3415
                                   Chicago, Illinois 60611
[TBS]                              Murray Johnstone International, Ltd.    President
                                   875 Michigan Avenue
                                   Suite 3415
                                   Chicago, Illinois 60611
[TBS]                              Murray Johnstone International, Ltd.    Vice President
                                   875 Michigan Avenue
                                   Suite 3415
                                   Chicago, Illinois 60611
Andrew Preston                     Murray Johnstone International, Ltd.    Portfolio Manager
                                   875 Michigan Avenue
                                   Suite 3415
                                   Chicago, Illinois 60611
[TBS]                              Murray Johnstone International, Ltd.    Equity Research Analyst
                                   875 Michigan Avenue
                                   Suite 3415
                                   Chicago, Illinois 60611


Investment Subadvisory Agreement. The Investment Subadvisory Agreement (the "Subadvisory Agreement") between the Advisor and MJI, contains the same terms as governed the Advisor's current arrangement with MJI. MJI's fee for subadvisory services continues to be paid by the Advisor. Under the Subadvisory Agreement, MJI receives a fee, payable monthly, of 0.45% of the average daily net assets of the Fund. MJI also receives an annual fee payable monthly of 0.05% of the average daily net assets of the Fund (paid by the Advisor not by the Fund) for MJI's assistance with the distribution of shares of the Fund.

Annual Reports. The audited Annual Report to Shareholders of the Fund is incorporated by reference into this Information Statement. Copies of the Annual Report and the most recent semi-annual report succeeding the annual report may be obtained without charge by writing to the Fund at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 or by calling (800) 368-2745.